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                                                        Exhibit 23.1



            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Staples, Inc. for the registration of 129,045 shares of its common stock and to the incorporation by reference therein of our report dated June 29, 1998 with respect to the consolidated financial statements of Staples, Inc. included in its Current Report on Form 8-K dated July 1, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

September 3, 1998
Boston, Massachusetts